Filed Pursuant to Rule 424(b)(5)

Registration No. 333-162858

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 4, 2009)

HARVEST NATURAL RESOURCES, INC.

Up to $75,000,000 of

COMMON STOCK

We have entered into an equity distribution agreement with Knight Capital Americas, L.P. (“KCA”) relating to shares of our common stock having an aggregate sales price of up to $75,000,000 offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell from time to time up to the maximum dollar amount of our shares from time to time through KCA as our sales agent. Sales of the shares, if any, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange (“NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. KCA will receive from us a commission of 2.50% based on the gross sales price per share for any shares sold through it as agent under the equity distribution agreement.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on the NYSE under the symbol “HNR”. The last reported sales price per share of our common stock as reported by the NYSE on March 28, 2012 was $6.95.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Knight

The date of this prospectus supplement is March 30, 2012.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and KCA has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement and the accompanying prospectus or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement

Prospectus

S-ii

ABOUT THIS PROSPECTUS

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are part of a shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”). This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our securities being offered and other information you should know before investing in our securities. You should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that we authorized to be delivered to you, as well as the additional information described under “Where You Can Find More Information” on page S-2 of this prospectus supplement and page 2 of the accompanying prospectus before investing in our securities.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

As used in this prospectus, the terms “Company,” “we,” “our,” “ours” and “us” refer to Harvest Natural Resources, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed, in accordance with SEC rules, to have been furnished and not filed), prior to the termination of this offering.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed March 15, 2012).

•	Our Current Reports on Form 8-K filed on February 6, 2012, March 8, 2012, March 9, 2012 and March 20, 2012 (with respect to item 8.01 only).

•	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 9, 1997, as amended.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Keith L. Head

CORPORATE SECRETARY

HARVEST NATURAL RESOURCES, INC.

1177 ENCLAVE PARKWAY, SUITE 300

HOUSTON, TEXAS 77077

(281) 899-5700

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the securities offered by this prospectus. The registration statement, including the exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus some information included in the registration statement.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”)) contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein or made by management of the Company involve risks and uncertainties and are subject to change based on various important factors. When used in this prospectus, the words “budget”, “guidance”, forecast”, “expect”, “believes”, “goals”, “projects”, “plans”, “anticipates”, “estimates”, “should”, “could”, “assume” and similar expressions are intended to identify forward-looking statements. In accordance with the provisions of the PSLRA, we caution you that important factors could cause actual results to differ materially from those in the forward-looking statements. Such factors include our concentration of operations in Venezuela, the political and economic risks associated with international operations (particularly those in Venezuela), the anticipated future development costs for undeveloped reserves, drilling risks, the risk that actual results may vary considerably from reserve estimates, the dependence upon the abilities and continued participation of certain of our key employees, the risks normally incident to the exploration, operation and development of oil and natural gas properties, risks incumbent to being a noncontrolling interest shareholder in a corporation, the permitting and the drilling of oil and natural gas wells, the availability of materials and supplies necessary to projects and operations, the price for oil and natural gas and related financial derivatives, changes in interest rates, the Company’s ability to acquire oil and natural gas properties that meet its objectives, availability and cost of drilling rigs, seismic crews, overall economic conditions, political stability, civil unrest, acts of terrorism, currency and exchange risks, currency controls, changes in existing or potential tariffs, duties or quotas, changes in taxes, changes in governmental policy, availability of sufficient financing, changes in weather conditions, and ability to hire, retain and train management and personnel. A discussion of these factors is included in our Annual Report on Form 10-K for the year ended December 31, 2011, which includes certain definitions and a summary of significant accounting policies and should be read in conjunction with this prospectus.

SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference into those documents, including the “Risk Factors” section of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. This summary is not complete and does not contain all of the information that you should consider when making your investment decision.

Our Company

Harvest Natural Resources, Inc. (“Harvest”) has been a petroleum exploration and production company of international scope since 1989, when it was incorporated under Delaware law. Our focus is on acquiring exploration, development and producing properties in geological basins with proven active hydrocarbon systems. Our experienced technical, business development and operating staffs have identified low entry cost exploration opportunities in areas with large hydrocarbon resource potential.

A summary of our business and operations is included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference. Our offices are located at 1177 Enclave Parkway, Suite 300, Houston, Texas 77077, and our telephone number is (281) 899-5700.

THE OFFERING

Issuer	Harvest Natural Resources, Inc.

Common Stock Being Offered	Shares of common stock, $.01 par value, having an aggregate offering price of up to $75,000,000.

Use of Proceeds	We intend to use the net proceeds from the sale of shares to fund exploration activities and for general corporate purposes, which may include repayment of debt. See “Use of Proceeds” below.

Risk Factors	See “Risk Factors” on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus for a discussion of factors you should carefully consider before investing in shares of our common stock.

Exchange Listing	Our common stock is traded on the NYSE under the symbol “HNR”.

RISK FACTORS

An investment in our common stock has a high degree of risk. You should carefully consider the following risk factors, as well as the risk factors included under the caption “Risk Factors” beginning on page 2 of the accompanying prospectus and the risk factors included in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are incorporated by reference herein. together with all the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risk factors should occur, our profitability, financial condition or liquidity could be materially impacted. As a result, you may lose part or all of your investment.

Our cash position and limited ability to access additional capital may limit our growth opportunities.

At December 31, 2011, we had $58.9 million of available cash and, until Petrodelta pays a dividend, our available cash may not be sufficient to meet capital and operational commitments. Having a Petrodelta dividend as our primary source of cash flow limits our access to additional capital, and our concentration of political risk in Venezuela may limit our ability to leverage our assets. In addition, our future cash position depends upon the payment of dividends by Petrodelta, success with our exploration program, possible delay of discretionary capital spending to future periods, or possible sale, farm-out or otherwise monetization of assets as necessary to maintain the liquidity required to run our operations. While we believe that Petrodelta will reinvest any excess cash into Petrodelta in 2012 and 2013 which might otherwise be available for payment of dividends, there is no assurance this will be the case, nor that if the cash is not reinvested that it will be paid as dividends. These factors could have a material adverse effect on our financial condition and liquidity and may limit our ability to grow through the acquisition or exploration of additional oil and gas properties and projects.

We have incurred long-term indebtedness obligations, which significantly increased our leverage.

On February 17, 2010, we closed a debt offering of $32.0 million in aggregate principal amount of our 8.25 percent senior convertible notes due March 1, 2013. From October 2007 through February 2010, we had no long-term debt obligations. The degree to which we are leveraged could, among other things:

•	make it difficult for us to make payments on the debt;

•	make it difficult for us to obtain financing for working capital, acquisitions or other purposes on favorable terms, if at all;

•	make us more vulnerable to industry downturns and competitive pressures; and

•	limit our flexibility in planning for, or reacting to, changes in our business.

Our ability to meet our debt service obligation will depend upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control. There can be no assurances that any of these possible efforts will be successful or adequate. Additionally, the covenants contained in the indenture governing the notes restrict, among other things, our ability to incur certain indebtedness. Any failure to comply with these covenants could result in an event of default under the indenture, which could permit acceleration of the indebtedness under the notes. If our indebtedness were to be accelerated, we cannot assure you that we would be able to repay it.

Global market and economic conditions, including those related to the credit markets, could have a material adverse effect on our business, financial condition and results of operations.

A general slowdown in economic activity could adversely affect our business by impacting our ability to access additional capital as well as the need to preserve adequate development capital in the interim.

We may not be able to meet the requirements of the global expansion of our business strategy.

We have added a significant global exploration component to diversify our overall portfolio. In many locations, we may be required to post performance bonds in support of a work program or the work program may include minimum funding requirements to keep the contract. We may not have the funds available to meet the minimum funding requirements when they come due and be required to forfeit the contracts.

Our strategy to identify, access and integrate hydrocarbon assets in known hydrocarbon basins globally carries greater deal execution, operating, financial, legal and political risks.

The environments in which we operate are often difficult and the ability to operate successfully will depend on a number of factors, including our ability to control the pace of development, our ability to apply “best practices” in drilling and development, and the fostering of productive and transparent relationships with local partners, the local community and governmental authorities. Financial risks include our ability to control costs and attract financing for our projects. In addition, often the legal systems of these countries are not mature and their reliability is uncertain. This may affect our ability to enforce contracts and achieve certainty in our rights to develop and operate oil and natural gas projects, as well as our ability to obtain adequate compensation for any resulting losses. Our strategy depends on our ability to have significant influence over operations and financial control.

We do not directly manage operations of Petrodelta.

PDVSA, through CVP, exercises substantial control over Petrodelta’s operations, making Petrodelta subject to some internal policies and procedures of PDVSA as well as being subject to constraints in skilled personnel available to Petrodelta. These issues may have an adverse effect on the efficiency and effectiveness of Petrodelta’s operations.

We hold a minority equity investment in Petrodelta.

Even though we have substantial negative control provisions as a minority equity investor in Petrodelta, our control of Petrodelta is limited to our rights under the Conversion Contract and its annexes and Petrodelta’s charter and bylaws. As a result, our ability to implement or influence Petrodelta’s business plan, assure quality control, and set the timing and pace of development may be adversely affected. In addition, the majority partner, CVP, has initiated and undertaken numerous unilateral decisions that can impact our minority equity investment.

Petrodelta’s business plan will be sensitive to market prices for oil.

Petrodelta operates under a business plan for the explorations, production, gathering, transportation and storage of hydrocarbons from the Petrodelta fields, the success of which will rely heavily on the market price of oil. To the extent that market values of oil decline, the business plan of Petrodelta may be adversely affected.

Petrodelta’s inability to execute its business plan may adversely affect its ability to pay dividends.

Cash received by Petrodelta from the sale of hydrocarbons is invested into Petrodelta’s business plan. As market values of oil decline, what cash is received by Petrodelta may need to be reinvested in support of Petrodelta’s business plan. There may not be excess cash available to pay dividends.

A decline in the market price of crude oil could uniquely affect the financial condition of Petrodelta.

Under the terms of the Conversion Contract and other governmental documents, Petrodelta is subject to a special advantage tax (“ventajas especiales”) which requires that if in any year the aggregate amount of royalties, taxes and certain other contributions is less than 50 percent of the value of the hydrocarbons produced, Petrodelta must pay the government of Venezuela the difference. In the event of a significant decline in crude prices, the ventajas especiales could force Petrodelta to operate at a loss. Moreover, our ability to control those losses by modifying Petrodelta’s business plan or restricting the budget is limited under the Conversion Contract.

An increase in oil prices could result in increased tax liability in Venezuela affecting Petrodelta’s operations and profitability, which in turn could affect our dividends and profitability.

Prices for oil fluctuate widely. In April 2011, the Venezuelan government published the amended Windfall Profits Tax which establishes a special contribution for extraordinary prices to the Venezuelan government of 20 percent to be applied to the difference between the price fixed by the Venezuela budget for the relevant fiscal year (set at $40 per barrel for 2011 ($50 per barrel for 2012)) and $70 per barrel. The amended Windfall Profits Tax also establishes a special contribution for exorbitant prices to the Venezuelan government of (1) 80 percent when the average price of the Venezuelan Export Basket (“VEB”) exceeds $70 per barrel but is less than $90 per barrel; (2) 90 percent when the average price of the VEB exceeds $90 per barrel but is less that $100 per barrel; and (3) 95 percent when the average price of the VEB exceeds $100 per barrel. Any increase in the taxes payable by Petrodelta, including the Windfall Profits Tax, as a result of increased oil prices will reduce cash available for dividends to us and our partner, CVP.

Oil price declines and volatility could adversely affect Petrodelta’s operations and profitability, which in turn could affect our dividends and profitability.

Prices for oil also affect the amount of cash flow available for capital expenditures and dividends from Petrodelta. Lower prices may also reduce the amount of oil that we can produce economically and lower oil production could affect the amount of natural gas we can produce. We cannot predict future oil prices. Factors that can cause fluctuations in oil prices include:

•	relatively minor changes in the global supply and demand for oil;

•	export quotas;

•	market uncertainty;

•	the level of consumer product demand;

•	weather conditions;

•	domestic and foreign governmental regulations and policies;

•	the price and availability of alternative fuels;

•	political and economic conditions in oil-producing and oil consuming countries; and

•	overall economic conditions.

The total capital required for development of Petrodelta’s assets may exceed the ability of Petrodelta to finance such developments.

Petrodelta’s ability to fully develop the fields in Venezuela will require a significant investment. Petrodelta’s future capital requirements for the development of its assets may exceed the cash available from existing cash flow. Petrodelta’s ability to secure financing is currently limited and uncertain, and has been, and may be, affected by numerous factors beyond its control, including the risks associated with operating in Venezuela. Because of this financial risk, Petrodelta may not be able to secure either the equity or debt financing necessary to meet its future cash needs for investment, which may limit its ability to fully develop the properties, cause delays with their development or require early divestment of all or a portion of those projects. This could negatively impact our minority equity investment. If we are called upon to fund our share of Petrodelta’s operations, our failure to do so could be considered a default under the Conversion Contract and cause the forfeiture of some or all our shares in Petrodelta. In addition, CVP may be unable or unwilling to fund its share of capital requirements and our ability to require them to do so is limited. Since Petrodelta only executed approximately 69 percent its 2011 planned capital expenditures primarily due to insufficient monetary and contractual support by PDVSA, it is possible that PDVSA will not provide the support required to execute Petrodelta’s proposed 2012 budget. Should PDVSA continue in insufficient monetary and contractual support of Petrodelta, underinvestment in the development plan may lead to continued under-performance.

The legal or fiscal framework for Petrodelta may change and the Venezuelan government may not honor its commitments.

While we believe that the Conversion Contract and Petrodelta provide a basis for a more durable arrangement in Venezuela, the value of the investment necessarily depends upon Venezuela’s maintenance of legal, tax, royalty and contractual stability. Our experiences in Venezuela demonstrate that such stability cannot be assured. While we have and will continue to take measures to mitigate our risks, no assurance can be provided that we will be successful in doing so or that events beyond our control will not adversely affect the value of our minority equity investment in Petrodelta.

PDVSA’s failure to timely pay contractors could have an adverse effect on Petrodelta.

PDVSA has failed to pay on a timely basis certain amounts owed to contractors that PDVSA has contracted to do work for Petrodelta. PDVSA purchases all of Petrodelta’s oil production. PDVSA and its affiliates have reported shortfalls in meeting their cash requirements for operations and planned capital expenditures, and PDVSA has fallen behind in certain of its payment obligations to its contractors, including contractors engaged by PDVSA to provide services to Petrodelta. In addition, PDVSA has fallen behind in certain of its payment obligations to Petrodelta, which payments Petrodelta would otherwise use to pay its contractors, including Harvest Vinccler. As a result, Petrodelta is continuing to experience difficulty in retaining contractors who provide services for Petrodelta’s operations. We cannot provide any assurance as to whether or when PDVSA will become current on its payment obligations. Inability to retain contractors or to pay them on a timely basis is continuing to have an adverse effect on Petrodelta’s operations and on Petrodelta’s ability to carry out its business plan.

Estimates of oil and natural gas reserves are uncertain and inherently imprecise.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 contains estimates of our oil and natural gas reserves. These estimates are based upon various assumptions, including assumptions required by the SEC relating to oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.

The process of estimating oil and natural gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Therefore, these estimates are inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves likely will vary from those estimated. Any significant variance could materially affect the estimated quantities and present value of reserves set forth. Actual production, revenue, taxes, development expenditures and operating expenses with respect to our reserves will likely vary from the estimates used, and these variances may be material.

You should not assume that the present value of future net revenues referred to in Item 15. Additional Supplemental Information on Oil and Natural Gas Producing Activities (unaudited) for Petrodelta S.A., TABLE V—Standardized Measure of Discounted Future Net Cash Flows Related to Proved Oil and Natural Gas Reserve Quantities of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is the current market value of our estimated oil and natural gas reserves. In accordance with SEC requirements, the estimated discounted future net cash flows from proved reserves are generally based on the unweighted average price of the first day of the month during the 12-month period before the ending date of the period covered by the reserve report and costs as of the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. Any changes in demand, changes in our ability to produce or changes in governmental regulations, policies or taxation will also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from estimated proved reserves and their present value. In addition, the 10 percent discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor. The effective interest rate at various times and the risks associated with the oil and natural gas industry in general will affect the accuracy of the 10 percent discount factor.

We may not be able to replace production with new reserves.

In general, production rates and remaining reserves from oil and natural gas properties decline as reserves are depleted. The decline rates depend on reservoir characteristics. Our future oil and natural gas production is highly dependent upon our level of success in finding or acquiring additional reserves. The business of exploring for, developing or acquiring reserves is capital intensive and uncertain. We may be unable to make the necessary capital investment to maintain or expand our oil and natural gas reserves if cash flow from operations is reduced and external sources of capital become limited or unavailable. We cannot give any assurance that our future exploration, development and acquisition activities will result in additional proved reserves or that we will be able to drill productive wells at acceptable costs.

Our future operations and our investments in equity affiliates are subject to numerous risks of oil and natural gas drilling and production activities.

Oil and natural gas exploration and development drilling and production activities are subject to numerous risks, including the risk that no commercially productive oil or natural gas reservoirs will be found. The cost of drilling and completing wells is often uncertain. Oil and natural gas drilling and production activities may be shortened, delayed or canceled as a result of a variety of factors, many of which are beyond our control. These factors include:

•	shortages or delays in the delivery of equipment;

•	shortages in experienced labor;

•	pressure or irregularities in formations;

•	unexpected drilling conditions;

•	equipment or facilities failures or accidents;

•	remediation and other costs resulting from oil spills or releases of hazardous materials;

•	government actions or changes in regulations;

•	delays in receiving necessary governmental permits;

•	delays in receiving partner approvals; and

•	weather conditions.

The prevailing price of oil also affects the cost of and availability for drilling rigs, production equipment and related services. We cannot give any assurance that the new wells we drill will be productive or that we will recover all or any portion of our investment. Drilling for oil and natural gas may be unprofitable. Drilling activities can result in dry wells and wells that are productive but do not produce sufficient net revenues after operating and other costs.

Operations in areas outside the United States are subject to various risks inherent in foreign operations.

Our operations are subject to various risks inherent in foreign operations. These risks may include, among other things, loss of revenue, property and equipment as a result of hazards such as expropriation, nationalization, war, insurrection, civil unrest, strikes and other political risks, increases in taxes and governmental royalties, being subject to foreign laws, legal systems and the exclusive jurisdiction of foreign courts or tribunals, renegotiation of contracts with governmental entities, changes in laws and policies, including taxes, governing operations of foreign-based companies, currency restrictions and exchange rate fluctuations and other uncertainties arising out of foreign government sovereignty over our international operations. Our international operations may also be adversely affected by laws and policies of the United States affecting foreign policy, foreign trade, taxation and the possible inability to subject foreign persons to the jurisdiction of the courts in the United States.

Our oil and natural gas operations are subject to various governmental regulations that materially affect our operations.

Our oil and natural gas operations are subject to various governmental regulations. These regulations may be changed in response to economic or political conditions. Matters regulated may include permits for discharges of wastewaters and other substances generated in connection with drilling operations, bonds or other financial responsibility requirements to cover drilling contingencies and well plugging and abandonment costs, reports concerning operations, the spacing of wells, and unitization and pooling of properties and taxation. At various times, regulatory agencies have imposed price controls and limitations on oil and natural gas production. In order to conserve or limit supplies of oil and natural gas, these agencies have restricted the rates of the flow of oil and natural gas wells below actual production capacity. We cannot predict the ultimate cost of compliance with these requirements or their effect on our operations.

We are subject to complex laws that can affect the cost, manner or feasibility of doing business.

Exploration and development and the production and sale of oil and natural gas are subject to extensive federal, state, local and international regulation. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include:

•	the amounts and types of substances and materials that may be released into the environment;

•	response to unexpected releases to the environment;

•	reports and permits concerning exploration, drilling, production and other operations; and

•	taxation.

Under these laws, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs, natural resource damages and other environmental damages. We also could be required to install expensive pollution control measures or limit or cease activities on lands located within wilderness, wetlands or other environmentally or politically sensitive areas. Failure to comply with these laws also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties as well as the imposition of corrective action orders. Moreover, these laws could change in ways that substantially increase our costs. Any such liabilities, penalties, suspensions, terminations or regulatory changes could have a material adverse effect on our financial condition, results of operations or cash flows.

The oil and gas business involves many operating risks that can cause substantial losses, and insurance may not protect us against all of these risks.

We are not insured against all risks. Our oil and gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and gas, including the risk of:

•	fires and explosions;

•	blow-outs;

•	uncontrollable or unknown flows of oil, gas, formation water or drilling fluids;

•	adverse weather conditions or natural disasters;

•	pipe or cement failures and casing collapses;

•	pipeline ruptures;

•	discharges of toxic gases;

•	build up of naturally occurring radioactive materials; and

•	vandalism.

If any of these events occur, we could incur substantial losses as a result of:

•	injury or loss of life;

•	severe damage or destruction of property and equipment, and oil and gas reservoirs;

•	pollution and other environmental damage;

•	investigatory and clean-up responsibilities;

•	regulatory investigation and penalties;

•	suspension of our operations; and

•	repairs to resume operations.

If we experience any of these problems, our ability to conduct operations could be adversely affected.

We maintain insurance against some, but not all, of these potential risks and losses. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not insurable.

Competition within the industry may adversely affect our operations.

We operate in a highly competitive environment. We compete with major, national and independent oil and natural gas companies for the acquisition of desirable oil and natural gas properties and the equipment and labor required to develop and operate such properties. Many of these competitors have financial and other resources substantially greater than ours.

The loss of key personnel could adversely affect our ability to successfully execute our strategy.

We are a small organization and depend on the skills and experience of a few individuals in key management and operating positions to execute our business strategy to identify, access and integrate organic growth hydrocarbon assets through exploration in basins with proven hydrocarbon systems globally as an alternative to purchasing proved producing assets. Loss of one or more key individuals in the organization could hamper or delay achieving our strategy.

Tax claims by municipalities in Venezuela may adversely affect Harvest Vinccler’s financial condition.

The municipalities of Uracoa and Libertador have asserted numerous tax claims against Harvest Vinccler which we believe are without merit. See Item 3. Legal Proceedings of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. However, the reliability of Venezuela’s judicial system is a source of concern and it can be subject to local and political influences.

Potential regulations regarding climate change could alter the way we conduct our business.

Studies over recent years have indicated that emissions of certain gases may be contributing to warming of the Earth’s atmosphere. In response to these studies, governments have begun adopting domestic and international climate change regulations that requires reporting and reductions of the emission of greenhouse gases. Methane, a primary component of natural gas, and carbon dioxide, a by-product of the burning of oil, gas and refined petroleum products, are considered greenhouse gases. Internationally, the United Nations Framework Convention on Climate Change and the Kyoto Protocol address greenhouse gas emissions, and several countries including the European Union have established greenhouse gas regulatory systems. Any laws or regulations that may be adopted to restrict or reduce emissions of greenhouse gases could require us to incur increased operating and compliance costs, and could have an adverse effect on demand for the oil and gas that we produce and as a result, negatively impact our financial condition, results of operations and cash flows.

Our business is dependent upon the proper functioning of our internal business processes and information systems and modification or interruption of such systems may disrupt our business, processes and internal controls.

The proper functioning of our internal business processes and information systems is critical to the efficient operation and management of our business. If these information technology systems fail or are interrupted, our operations may be adversely affected and operating results could be harmed. Our business processes and information systems need to be sufficiently scalable to support the future growth of our business and may require modifications or upgrades that expose us to a number of operational risks. Our information technology systems, and those of third party providers, may also be vulnerable to damage or disruption caused by circumstances beyond our control. These include catastrophic events, power anomalies or outages, natural disasters, computer system or network failures, viruses or malware, physical or electronic break-ins, unauthorized access and cyber attacks. Any material disruption, malfunction or similar challenges with our business processes or information systems, or disruptions or challenges relating to the transition to new processes, systems or providers, could have a material adverse effect on our financial condition, results of operations and cash flows.

We operate in many different jurisdictions and we could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-corruption laws.

The U.S. Foreign Corrupt Practices Act (“FCPA”) and similar worldwide anti-corruption laws, including the U.K. Bribery Act 2010, which is broader in scope than the FCPA, generally prohibit companies and their intermediaries from making improper payments to government and other officials for the purpose of obtaining or retaining business. Our internal policies mandate compliance with these anti-corruption laws. Despite our training and compliance programs, we cannot be assured that our internal control policies and procedures will always protect us from acts of corruption committed by our employees or agents. Our continued expansion outside the U.S., including in developing countries, could increase the risk of such violations in the future. Violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our financial condition, results of operations and cash flows.

We do not currently pay dividends on our common stock and do not anticipate doing so in the future.

We intend to retain any future earnings to fund our operations; therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The price of our common units may be adversely affected by the future issuance and sale of additional common stock, including pursuant to the equity distribution agreement, or by our announcement that such issuances and sales may occur.

We cannot predict the size of future issuances or sales of our common stock, including those made pursuant to the equity distribution agreement with KCA, future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock.

Your percentage ownership in us may be diluted by future issuances of common stock, which could reduce your influence over matters on which stockholders vote.

Our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including stock issuable upon the exercise of options or under equity-based incentive plans. Additional issuances of shares of common stock would reduce your percentage influence over matters on which our stockholders vote.

USE OF PROCEEDS

We intend to use all of the net proceeds from this offering, after deducting KCA’s commission and our offering expenses, to fund exploration activities and for general corporate purposes, which may include repayment of debt under our 8.25% Senior Convertible Notes due 2013 (the “Notes”), which were issued pursuant to that certain Indenture dated as of February 17, 2010, between Harvest Natural Resources, Inc. and U.S. Bank National Association, as trustee, as supplemented by that certain First Supplemental Indenture dated as of February 17, 2010 between Harvest Natural Resources, Inc. and U.S. Bank National Association, as trustee. A portion of the net proceeds of this offering may be invested temporarily in short-term investment grade securities pending their use for such purposes.

We may use some of the proceeds from this offering to repay some or all of the outstanding debt under the Notes, which matures on March 1, 2013. As of March 26, 2012, we had an aggregate principal amount of $15,551,000 of Notes outstanding. The Notes bear interest at the rate of 8.25% per annum.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with KCA under which we may issue and sell shares of our common stock having an aggregate sales price of up to $75,000,000 from time to time through KCA as our sales agent. Sales of the shares of common stock, if any, may be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. As agent, KCA will not engage in any transactions that stabilize our common stock.

KCA, as agent, is not required to sell any specific number or dollar amount of units but will use commercially reasonable efforts to solicit offers to purchase the shares of common stock upon receipt of a notice from us specifying the number of shares to be sold and such other matters as may be agreed upon by us and KCA. Subject to the terms and conditions of the equity distribution agreement, KCA will use commercially reasonable efforts to sell on our behalf all of the designated shares of common stock pursuant to the terms agreed to with us, which terms will include the number of shares to be offered in the placement and any minimum price below which sales may not be made. We or KCA may suspend the offering of shares of common stock by notifying the other. The obligation of KCA under the equity distribution agreement to sell shares pursuant to any notice is subject to a number of conditions, which KCA reserves the right to waive in its sole discretion.

KCA, in its capacity as agent, may arrange for or make sales at the market in the existing trading market for our common stock, including sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). If we sell shares to KCA as principal, we will enter into a separate terms agreement with KCA, and we will describe that agreement in a separate prospectus supplement or pricing supplement.

We will pay KCA a commission equal to 2.5% of the gross sales price of any such shares sold, through it as agent, as set forth in the equity distribution agreement. The remaining sales proceeds, after deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares. We have also agreed to reimburse KCA for its out-of-pocket expenses, including up to $110,000 of fees and expenses of counsel, as provided in the equity distribution agreement. In compliance with guidelines of the Financial Industry Regulatory Authority Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made (or an earlier day if an earlier day becomes the industry practice for regular way trading) in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of common stock sold through KCA, as agent, in at-the-market offerings, the net proceeds to us and the compensation paid by us to KCA in connection with such sales of common stock.

During each period beginning with the date of any notice by us to sell shares and ending after the close of business on the purchase date for the shares referenced in the notice, we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of KCA, other than the shares to be sold hereunder and shares issued upon the exercise or conversion of any of our securities, convertible securities, options or rights outstanding at the beginning of such period or any grants of options or awards or securities issued pursuant to stock-based compensation plans existing at the beginning of such period.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the equity distribution agreement and (ii) the termination of the equity distribution agreement by either KCA or us in accordance with the equity distribution agreement.

In connection with the sale of shares of common stock hereunder, KCA may be deemed to be an “underwriter’” within the meaning of the Securities Act, and the compensation paid to KCA may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to KCA against certain civil liabilities, including liabilities under the Securities Act. KCA may engage in transactions with, or perform other services for, us in the ordinary course of business.

Wunderlich Securities, Inc. (“Wunderlich”) acted as a finder through the introduction of KCA to the Company for the purpose of KCA and the Company working to establish an at the market offering program. For these services, KCA has agreed to pay Wunderlich twenty percent of the fees received by KCA from the sale of shares of the Company’s common stock pursuant to the equity distribution agreement.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Fulbright & Jaworski L.L.P., Houston, Texas. Certain legal matters in connection with this offering will be passed upon for KCA by Andrews Kurth LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Harvest Natural Resources, Inc. for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Petrodelta, S.A. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 have been so incorporated in reliance on the report of PGFA Perales, Pistone and Asociados, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus as of December 31, 2011, 2010 and 2009 relating to our estimated quantities of our proved reserves is derived from reports prepared by Ryder Scott Company, L.P., independent petroleum engineers, as stated in its respective reserve reports with respect thereto. This information is incorporated in this prospectus supplement in reliance upon the authority of such firm as experts with respect to the matters covered by its report and the giving of its report.

Harvest Natural Resources, Inc.

$300,000,000

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

Units

This prospectus will allow us to issue up to an aggregate of $300,000,000 of our senior debt securities, subordinated debt securities, common stock, preferred stock, warrants and units from time to time at prices and on terms to be determined at or prior to the time of the offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

Selling securityholders also may offer and sell the securities under this prospectus.

Our common stock is traded on the New York Stock Exchange (NYSE) under the symbol “HNR”. On November 3, 2009, the last reported sale price of our common stock on the NYSE was $5.88.

We urge you to carefully review and consider the information under the heading “Risk Factors” on page 3 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Any selling securityholders will be identified, and the type and amount of securities to be offered by them will be specified, in a supplement to this prospectus. We will not receive proceeds of any sale of securities by selling securityholders.

As used in this prospectus, the terms “Company,” “we,” “our,” “ours” and “us” refer to Harvest Natural Resources, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

ABOUT HARVEST NATURAL RESOURCES, INC.

Harvest Natural Resources, Inc. (“Harvest”) has been a petroleum exploration and production company of international scope since 1989, when it was incorporated under Delaware law. Our focus is on acquiring exploration, development and producing properties in geological basins with proven active hydrocarbon systems. Our experienced technical, business development and operating staffs have identified low entry cost exploration opportunities in areas with large hydrocarbon resource potential.

We have acquired and developed significant interests in the Bolivarian Republic of Venezuela (“Venezuela”) originally through our subsidiary Harvest Vinccler, S.C.A. and subsequently through our 40 percent equity affiliate, Petrodelta, S. A. (“Petrodelta”) which operates a portfolio of properties in eastern Venezuela including large proven oil fields as well as properties with very substantial opportunities for both development and exploration. We have seconded key technical and managerial personnel into Petrodelta and participate on Petrodelta’s board of directors.

Geophysical, geosciences, and reservoir engineering support services are available to our in-house experts through our equity investment in Fusion Geophysical, LLC (“Fusion”). Fusion is a technical firm specializing in the areas of geophysics, geosciences and reservoir engineering headquartered in the Houston area and working around the world.

Through the pursuit of technically-based strategies guided by conservative investment philosophies, we are building a portfolio of exploration prospects to complement the low-risk production, development, and exploration prospects we hold in Venezuela. Currently, we hold interests in Venezuela, the Gulf Coast Region of the United States through an Area of Mutual Intent agreement with a private third party, the Antelope project in the Western United States through a Joint Exploration and Development Agreement, and exploration acreage offshore of the People’s Republic of China, offshore of the Republic of Gabon, mainly onshore West Sulawesi in the Republic of Indonesia and in the Sultanate of Oman.

Our principal executive offices are located at 1177 Enclave Parkway, Suite 300, Houston, Texas 77077. Our telephone number at that location is (281) 899-5700. Our Internet website is http://www.harvestnr.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any applicable prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any applicable prospectus supplement and in the documents incorporated by reference into this prospectus or any applicable prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company cautions that any forward-looking statements contained or incorporated by reference in this prospectus or made by management of the Company involve risks and uncertainties and are subject to change based on various important factors. When used in this prospectus, the words “budget”, “guidance”, forecast”, “anticipate”, “expect”, “believes”, “goals”, “projects”, “plans”, “anticipates”, “estimates”, “should”, “could”, “assume” and similar expressions are intended to identify forward-looking statements. You are cautioned that any such forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements. Such factors include our concentration of operations in Venezuela, the political and economic risks associated with international operations (particularly those in Venezuela), the anticipated future development costs for undeveloped reserves, drilling risks, the risk that actual results may vary considerably from reserve estimates, the dependence upon the abilities and continued participation of certain of our key employees, the risks normally incident to the exploration, operation and development of oil and natural gas properties, risks incumbent to being a minority shareholder in a corporation, the permitting and the drilling of oil and natural gas wells, the availability of materials and supplies necessary to projects and operations, the price for oil and natural gas and related financial derivatives, changes in interest rates, the Company’s ability to acquire oil and natural gas properties that meet its objectives, availability and cost of drilling rigs, seismic crews, overall economic conditions, political stability, civil unrest, acts of terrorism, currency and exchange risks (particularly those in Venezuela), currency controls, changes in existing or potential tariffs, duties or quotas, changes in taxes, changes in governmental policy, availability of sufficient financing, changes in weather conditions, and ability to hire, retain and train management and personnel. These forward-looking statements reflect our best judgment about future events and trends based on the information currently available to us. Our results of operations can be affected by the assumptions we make or by risks and uncertainties known or unknown to us, including those described under “Risk Factors.” Therefore, we cannot guarantee the accuracy of the forward-looking statements. Actual events and results of operations may vary materially from our current expectations and assumptions.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement. For further information regarding the Company and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov. Our Internet website address is http://www.harvestnr.com. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC. In addition, our reports and other information about us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the applicable offering under this prospectus and any applicable prospectus supplement is terminated, other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2008, filed with the SEC on March 13, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 8, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 4, 2009;

•	Our Current Reports on Form 8-K filed with the SEC on March 13, 2009, April 15, 2009, June 24, 2009, October 23, 2009 and November 4, 2009; and

•	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 9, 1997, as amended.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Keith L. Head

CORPORATE SECRETARY

HARVEST NATURAL RESOURCES, INC.

1177 ENCLAVE PARKWAY, SUITE 300

HOUSTON, TEXAS 77077

(281) 899-5700

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we may use the net proceeds from the sale of the offered securities for various business purposes, including strategic acquisitions, capital expenditures, working capital, the repurchase and redemption of our securities and other general corporate purposes. From time to time, the Company may invest any such proceeds in short-term marketable securities. The Company is not currently in negotiations with any potential targets, however, the Company may elect to use the proceeds of this offering to acquire assets and businesses in the oil and gas industry that from time to time become available to the Company provided that such acquisitions are deemed to be in the best interests of the Company and its stockholders by our Board of Directors.

RATIO OF EARNINGS TO FIXED CHARGES

AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

We have computed the following ratio of earnings to fixed charges for each of the following periods on a consolidated basis. You should read the following ratio in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus. The ratio of earnings to combined fixed charges and preference dividends for the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred stock and, therefore, no dividend requirements.

	Six Months Ended June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006		2005	2004
Ratio of Earnings to Fixed Charges(1)(2)	18.5	33.0	12.9	4.7	—	(3)	31.0	8.8

(1)	In calculating the ratio of earnings to fixed charges, “earnings” consist of pretax income (loss) before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus fixed charges (excluding capitalized interest), plus distributed income of equity investees. “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs and an estimate of the interest within rental expense.
(2)	For purposes of calculating the ratio of earnings to fixed charges, the amount included in the calculation for distributed income from equity investees is reflected in the period the related distribution was officially approved by the equity investee’s board of directors even when cash may have been received in the form of an advance from the equity investee in a previous period.
(3)	In 2006, fixed charges exceeded earnings by $13.3 million.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers; and

•	through any other method permitted by applicable law.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

In addition to covering the offering of securities by us, this prospectus covers the offering for resale of common stock by selling securityholders. The applicable prospectus supplement will set forth, with respect to each selling securityholder:

•	the name of the selling securityholder,

•	the nature of any position, office or other material relationship that the selling securityholder will have had within the prior three years with the Company or any of its predecessors or affiliates,

•	the number of shares of common stock owned by the selling securityholder prior to the offering,

•	the number of shares to be offered for the selling securityholder’s account, and

•	the number of shares and (if one percent or more) the percentage of common stock to be owned by the selling securityholder after completion of the offering.

The selling securityholders may include or consist of, from time to time, such underwriters or other persons with whom we may enter into standby arrangements from time to time.

DISTRIBUTION BY SELLING SECURITYHOLDERS

Selling securityholders may distribute securities from time to time in one or more transactions (which may involve block transactions) on the NYSE, in the over-the-counter market, in transactions otherwise than on the NYSE or in the over-the-counter market, or in a combination of any of these transactions. Selling securityholders may sell securities at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. Selling securityholders may from time to time offer their securities through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from selling securityholders or the purchasers of the securities for whom they act as agent. From time to time selling securityholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of the Company, or derivatives thereof, and may sell and deliver their shares in connection therewith. In addition, selling securityholders may from time to time sell their securities in transactions permitted by Rule 144 under the Securities Act.

As of the date of this prospectus, we have not engaged any underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by selling securityholders. To the extent required, the type and amount of securities to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in the applicable prospectus supplement. The aggregate net proceeds to selling securityholders from the sale of their securities offered hereby will be the sale price of those shares, less any commissions and other expenses of issuance and distribution not borne by us.

Selling securityholders and any brokers, dealers, agents or underwriters that participate with selling securityholders in a distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

The applicable prospectus supplement will set forth the extent to which we will have agreed to bear fees and expenses of selling securityholders in connection with the registration of securities being offered hereby by them. We may, if so indicated in the applicable prospectus supplement, agree to indemnify selling securityholders against certain civil liabilities, including liabilities under the Securities Act.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Other terms, and the particular terms of a specific series of debt securities (which differ from the terms described below), will be described in the prospectus supplement relating to that series. The debt securities will be senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us and a trustee named in the applicable prospectus supplement, as trustee (the “Senior Trustee”), and the subordinated debt securities will be issued under a separate indenture (the “Subordinated Indenture”) to be entered into between us and a trustee to be named in the applicable prospectus supplement, as trustee (the “Subordinated Trustee”). The term “Trustee” used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the “Indentures” and individually as “Indenture.” The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and may be supplemented from time to time following execution.

The terms of the debt securities include those stated in the applicable Indenture and those made part of the Indenture by reference to the TIA. The debt securities are subject to all of those terms, and holders of debt securities are referred to the applicable Indenture and the TIA for a statement of those terms.

The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA. Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures.

General

The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described below under “Subordination.”

A prospectus supplement, the applicable Indenture and the supplemental indenture, if any, relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	the date or dates on which the principal of the debt securities shall be payable;

•	the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, and the date or dates from which the interest shall accrue;

•	the dates on which interest, if any, shall be payable and the record dates for the interest payment dates;

•	the place or places where the principal of and interest, if any, on the debt securities of the series will be payable;

•	any optional or mandatory redemption or any sinking fund or analogous provisions;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any provisions granting special rights to holders when a specified event occurs;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	any Events of Default with respect to the debt securities that differ from those set forth in the applicable Indenture;

•	provisions regarding the convertibility or exchangeability of the debt securities;

•	provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;

•	provisions relating to the modification of the terms of the debt securities or the rights of securityholders;

•	the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;

•	the identity of the trustee, the registrar for the debt securities and any paying agent; and

•	any other terms not inconsistent with the provisions of the applicable Indenture.

The debt securities of a series may be issued in registered, coupon or global form and will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities. See “Global Debt Securities.”

Denominations

Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in denominations of $1,000 or any integral multiple thereof.

Global Debt Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

Payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We expect that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•	there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations of $1,000 and integral multiples thereof. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Payment and Transfer

Unless otherwise indicated in the applicable prospectus supplement, principal of, and interest and any premium on, our fully registered debt securities will be paid at designated places. Payment will be made by check and mailed to the persons in whose names our debt securities are registered on days specified in the applicable indenture or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporation trust office of the applicable Trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Covenants

Under the Indentures, we have agreed to:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee within 150 days after the end of each fiscal year reviewing our obligations under the Indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an Indenture with respect to any series of debt securities issued under that Indenture:

•	failure to pay principal of (or premium, if any, on) any debt security of the series when due;

•	failure to deposit a sinking fund or any other such analogous required payment, if any, when due by the terms of a debt security of the series;

•	failure to pay any interest on any debt security of the series when due, continued for 30 days;

•	failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

•	certain events in bankruptcy, insolvency or reorganization affecting us; and

•	any other Event of Default set forth in the applicable indenture or supplemental indenture relating to the debt securities of that series.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an Indenture. The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.

Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any holders of debt securities then outstanding under that Indenture, unless the holders shall have offered to the applicable Trustee reasonable indemnity. If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the Trustee, for any series of debt securities.

Defeasance

When we use the term “defeasance,” we mean a discharge from some or all of our obligations under the applicable Indenture. We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to be released from covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we irrevocably deposit with the applicable trustee sufficient cash or government securities to pay the principal, interest, any premium and any other amounts due on the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the applicable Indenture, except for certain obligations, including obligations to register the transfer or exchange of debt securities, to replace lost, stolen or mutilated debt securities, maintain a place of payment and certain other obligations set forth in the Indenture.

We may discharge our obligations under the Indentures or be released from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in United States federal income tax law since the date of the Indenture. We may not have a default on the debt securities discharged existing on the date of deposit.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally as money borrowed, including guarantees, by us that is not expressly subordinate or junior in right of payment to any of our other indebtedness. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, and related supplemental indenture, and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as “Senior Indebtedness” with respect to the series. Under a subordinated indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we fail to pay the principal, interest, premium, if any, or any other amounts on any senior debt when due; or

•

any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash.

The Subordinated Indenture will not limit the amount of senior debt that we may incur.

No Individual Liability of Officers, Directors, Employees or Stockholders

No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the debt securities by reason of his, her or its status as such.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and a summary of the rights of our stockholders and provisions pertaining to indemnification of our directors and officers. You should also refer to our Amended and Restated Certificate of Incorporation and Restated Bylaws, which are incorporated by reference in this prospectus, and to Delaware law.

General

The Company has an authorized capitalization of 85,000,000 shares of capital stock, consisting of 80,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share, of which 500,000 shares have been designated as Series B Preferred Stock. We have a total of 3,722,848 shares of our common stock reserved and remaining to be issued for grants of options and restricted stock awards under our stock plans. As of October 30, 2009, there were 33,196,385 shares of common stock, and no shares of preferred stock outstanding. As of such date, there were 753 holders of record of common stock.

Common Stock

Subject to the prior or special rights of holders of shares of preferred stock:

Dividends. The holders of shares of common stock are entitled to any dividends that may be declared by our board of directors out of legally available funds;

Liquidation, Dissolution or Winding Up. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of our common stock are entitled upon liquidation to share ratably in all assets remaining after payment of liabilities and the satisfaction of the liquidation preferences of any outstanding shares of preferred stock;

Redemption. The holders of shares of our common stock are not subject to, or entitled to the benefits of, any redemption or sinking fund provision;

Conversion. No holder of common stock has the right to convert or exchange any such shares with or into any other shares of capital stock of the Company; and

Voting. Each share of common stock entitles the holder thereof to one vote, in person or by proxy, on all matters submitted to a vote of stockholders generally. Voting is non-cumulative. The outstanding shares of our common stock are fully paid and non-assessable. Except as specifically provided in the Delaware General Corporation Law (the “DGCL”) or in the Company’s certificate of incorporation or bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

Preferred Stock

The following description of the terms of the preferred stock sets forth the general terms and provisions of the preferred stock to which any prospectus supplement may relate. Other terms of any series of the preferred stock offered by any prospectus supplement will be described in that prospectus supplement. The description of the provisions of the preferred stock set forth below and in any applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of the preferred stock. The certificate of designations will be filed with the Commission and incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of each series of the preferred stock.

The preferred stock may be issued from time to time by our board of directors as shares of one or more classes or series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares, to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any action or vote by the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. The board of directors does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered by the prospectus supplement for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate or method of calculation, the dates on which dividends shall be payable, the form of dividend payment and the dates from which dividends shall begin to cumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to the rights of our general creditors.

Certain Anti-Takeover Effects of Certain Provisions of the Company’s Amended and Restated Certificate of Incorporation, Restated Bylaws and the Delaware General Corporation Law

In order to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control, our Amended and Restated Certificate of Incorporation and

Restated Bylaws include provisions to establish advance notice requirements for nominations for election to the board of directors or proposing matters that can be acted upon by stockholders at stockholder meetings. Further, voting is non-cumulative.

Additionally, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of the Company. We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, certain “business combinations” between a Delaware corporation and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

•

upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by directors who are also officers and (b) by employee stock plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•

the business combination is approved by the board of directors of the corporation and authorized at a meeting, and not by written consent, by two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors.

Under the Delaware General Corporation Law, the term “business combination” is defined generally to include mergers or consolidations between the corporation or its majority-owned subsidiary and an interested stockholder, transactions with an interested stockholder involving the assets of the corporation or its majority-owned subsidiaries, and transactions that increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of the corporation’s voting stock, together with the affiliates or associates of that stockholder.

Indemnification of Directors and Officers

Delaware General Corporation Law. Consistent with Section 145(a) of the DGCL, Harvest may indemnify and, in certain cases, must indemnify, any person who was or is made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Harvest, or is or was serving at the request of Harvest as a director, officer, employee or agent of another corporation, (1) in the case of a non-derivative action, against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and (2) in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Harvest.

This indemnification does not apply, (1) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Harvest, unless upon court order it is determined that, in view of all the circumstances of the case and despite such adjudication of liability, he is fairly and reasonably entitled to indemnity for expenses, and (2) in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Certificate of Incorporation. Harvest’s Amended and Restated Certificate of Incorporation provides that a director of Harvest shall not be personally liable to Harvest or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to Harvest or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Harvest, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Additionally, the Amended and Restated Certificate of Incorporation provides that Harvest will indemnify its officers and directors to the fullest extent permitted by the DGCL.

Bylaws. Harvest’s Restated Bylaws generally provide for indemnification, to the fullest extent authorized by the DGCL, of its officers and directors and persons serving at the request of Harvest in such capacities for other business organizations against all expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by reason of his position with Harvest or such other business organizations. In addition, the Bylaws provide that Harvest may, by action of its board of directors, provide indemnification to employees and agents of Harvest, individually or as a group, to such extent as, and in the manner that, the board of directors in its discretion at any time or from time to time authorize.

Insurance; Indemnification Agreements. The Company maintains directors’ and officers’ liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

The Company has entered into indemnification agreements with its directors and certain of its officers. Generally, such agreements provide that the Company shall indemnify each such officer and director to the fullest extent permitted by law if such officer or director is a party to or threatened to be made a party to any proceeding (including a proceeding by or in the right of the Company to procure a judgment in its favor) against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with the proceeding. No indemnity shall be made under such agreements on account of such officer’s or director’s conduct which constitutes a breach of such officer’s or director’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Wells Fargo Bank, N.A.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our senior debt securities, subordinated debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the anti-dilution provisions of such warrants;

•	the redemption or call provisions of such warrants;

•	provisions regarding changes to or adjustments in the exercise price;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

•	receive dividend payments, if any, with respect to any underlying securities; or

•	exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: senior debt securities, subordinated debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.

The applicable prospectus supplement will describe:

•

the terms of the units and of any of our senior debt securities, subordinated debt securities, common shares, preferred shares or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Fulbright & Jaworski L.L.P. and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to Harvest Natural Resources, Inc.’s Current Report on Form 8-K, dated November 4, 2009 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Harvest Natural Resources, Inc. for the year ended December 31, 2008 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting and an explanatory paragraph relating to the Company’s restatement of its financial statements as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Petrodelta, S.A. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 have been so incorporated in reliance on the report of PGFA Perales, Pistone and Asociados, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus as of December 31, 2008, 2007 and 2006 relating to our estimated quantities of our proved reserves is derived from reports prepared by Ryder Scott Company, L.P., independent petroleum engineers, as stated in their respective reserve reports with respect thereto. This information is incorporated in this prospectus in reliance upon the authority of such firm as experts with respect to the matters covered by their report and the giving of their report.

Harvest Natural Resources, Inc.

COMMON STOCK

PROSPECTUS SUPPLEMENT

March 30, 2012

Knight